SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Filed by the registrant [X]

                Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement
[   ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

                                 OUT-TAKES, INC
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing party:
(4) Date filed:

                                Out-Takes, Inc.
                       3811 Turtle Creek Blvd., Suite 350
                              Dallas, Texas 75219
                              Phone: 214-528-8200

                                 October __, 2001

To:      All stockholders of Out-Takes, Inc.
From:    James Harvey, President
Subject: 2001 Annual and Special Meeting of Shareholders

Dear Shareholders:

This past fiscal year was one of many changes for Out-Takes. In December 2000, the company completed the acquisition of Atlas Power, Inc. Now, we intend to implement our long-planned 100-1 reverse split of our share capital.

Enclosed is a copy of our annual report of Form 10K filed with the SEC for the last fiscal year ended June 30, 2001. I look forward to an upcoming fiscal year filled with prosperity and success to all of us.

Thank you for your continuing support.


James Harvey
----------------------------------
James Harvey, President
Out-Takes, Inc.
3811 Turtle Creek Blvd., Suite 350
Dallas, Texas 75219
Phone: 214-528-8200

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
October __, 2001
at _____ p.m.
------------------------------

NOTICE IS HEREBY GIVEN, that the 2001 Annual Meeting of Shareholders of Out-Takes, Inc., a Delaware corporation ("OUTT"), will be held at the Company's offices located at ____________________________, for the following purposes:

(1) To approve a 100 for 1 reverse split of common shares of Out-Takes, as agreed in the acquisition agreement of Los Alamos Energy ("LAE");

(2) To approve the authorized common capital shares of the Company to be increased to 50,000,000

(3)  To change the name of the company to Atlas Energy & Power, Inc;

(4) To re-elect James C. Harvey, as a Director of the Company, and to elect new Directors; Anthony J. Williams, Eugene F. Bower, Kenneth L. Kinlaw.

(5) To transact such other business as may properly come before the 2001 Annual Meting and any adjournment thereof.

The Company has fixed the close of business on ______________ as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            James C. Harvey
                                            -----------------------
                                            James C. Harvey, President
                                            Dallas, Texas
                                            Date: October __, 2001

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

                        ----------------------------------


                                OUT-TAKES, INC.

                                PROXY STATEMENT

                   FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER __, 2001

I. INTRODUCTION

The Board of Directors of Out-Takes, Inc., a Delaware corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 2001 Annual Meeting of Shareholders of the Company to be held at 10:30 am on November 30, 2001 and any adjournments thereof.

This Proxy Statement, the Notice of Annual Meeting and Proxy Card, are being mailed to shareholders on or about November 4 __, 2001.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on June 30, 2001, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were ______________ shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

A majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting, is required for approval of each of the Company's four proposals.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the four proposals and in the discretion of the proxy holders for any other matter that may properly come before the Annual Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with the Chief Executive Officer of the Company, Mr. James C. Harvey, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Special Meeting.

III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 30, 2001, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name                         Age                   Position
----------------             ---          --------------------------------
James. C. Harvey             60           Chairman, Director

Anthony J. Williams          00           Director, and Chairman, President,
                                          And Chief Executive Officer elect.

Eugene F. Bower              00           Director

Richard A Gartrell           00           Chief Financial Officer
                                          Secretary, Treasurer

Kenneth L. Kinlaw            37           Director of Out Takes
                                          CEO, Secretary,
                                          President of Atlas Power

   --------------------------------------------------------------------------
Mr. Harvey is the current Chairman and director of the company. He has served as President, Chief Executive Officer, Secretary and sole Director of the Company, from August 1998, and will continue to serve in such capacities until the Shareholders meeting, after which he will continue to serve as a Director. He is a practicing attorney at law with emphasis on business, real estate, banking and finance. Mr. Harvey previously was of Counsel to Ludwick & Anderson providing legal services for the Resolution Trust Corporation in connection with the receivership of seven thrifts, and prior thereto was the Managing Partner of Simpson, Dowd, Kaplan & Moon, where he managed all business affairs for the firm. He received his B.B.A., Accounting Banking & Finance in 1963, and
J. D. in 1966, both from Southern Methodist University.

Anthony J. Williams was effective September1, 2001 appointed as a Director of the Company through the filling of a vacancy on the Board of Directors, and has been appointed to serve as the President and Chief Executive Officer of the Company effective as of December 1st, 2001. Since 1980 Mr. Williams has been in an executive position involved in the conceptual design, development, financing, acquisition, ownership and operation of power production and cogeneration facilities. Mr. Williams has taken the lead role in the development and financing of more than a dozen power and cogeneration projects and has participated in the development of more than twenty.

During his career he has also worked in the design, construction, start- up, operations and maintenance of oil, gas, biomass and coal- fired power plants and cogeneration facilities in Europe, Asia, Canada and the United States of America. He started his post graduate career as a power plant Efficiency Engineer (Operations) and subsequently worked as a Design Engineer, Start-Up Engineer, Project Engineer, Project Manager and Vice President (Engineering). At various times he has been responsible for engineering, contract negotiations, financing, construction and start-up of numerous Coal Fired, Oil and Gas Fired projects.

Mr. Williams has a Bachelors degree in Electrical Engineering from London University. He is a registered professional engineer in California, and a member of the Association of Energy Engineers.

Mr. Bower is a native of Missouri and holds a degree in Architecture from the University of Kansas. Mr. Bower is a licensed architect in the state of California. Co-founder and Principal of Riley Bower, Inc., he has had has had the responsibilities for overseeing land entitlement and acting as governmental liaison, development and design of all architecture and land planning, construction management, and property sales and disposition during the development years which included construction valued at over $140,000,000.

Recently Mr. Bower has had the responsibilities for all real estate acquisitions, which since 1998 has included the purchase of four industrial/office parks in Phoenix, two land development sites in Las Vegas, and the refinance and rehabilitation of the company's apartment portfolio. Mr. Bower is currently supervising the growth in our Industrial/Apartment portfolio and oversees property management services. In addition, Mr. Bower is a Managing Member of several Sierra Funds (equity funds directed by James Riley).

Mr. Kinlaw has been nominated to serve as a Director of the Company. He is also the president of Atlas Power, and has served in that capacity since January, 1998. From March, 1996 through January, 1998, he was employed as the principal engineer of Atlas Engineering. From January, 1995 through March, 1996, he served as a contract field engineer in Tijeras, New Mexico. From June, 1990 through February, 1995 he was employed by Electro-Test, Inc. as a field engineer. From May, 1989 through May, 1990, he acted as a project engineer for MMR Constructors, Inc., and from June, 1985 through April, 1989, he served as field engineer for Southwest Engineers of Louisiana, Inc. He holds a B.S. in Electrical Engineering from Louisiana State University, and is a registered professional engineer in the states of Louisiana and California.

IV. EXECUTIVE COMPENSATION

No executive salaries were paid to officers or directors in the last fiscal year, and to date in the present fiscal year. The Chairman and director of the Company, James Harvey, is paid $850 per month for rent of the Company's offices, and is reimbursed monthly for company telephone expenses. At the time of Mr. Harvey's retirement from his position as Chairman, President and Secretary, and his replacement by others, Mr. Harvey will receive 200,000 shares of the Company's common stock, as compensation for his tenure.

The Company has entered into an employment agreement with Mr. Williams, effective as of October 29, 2001, for an initial period of 3 years, and which, among other things, provides for a base salary of $120,000 per year and options to purchase up to 200,000 shares of Common Stock during each year fiscal year at a 50% discount to the market price of the Company's shares as may be quoted on an exchange, plus bonuses based on the Company reaching certain milestones with respect to growth and profitability.

Atlas Engineering has entered into employment agreements with Kenneth L. Kinlaw and Jody P. Lenihan, which each provide for a base salary of $96,000 per year, plus a bonus of not less than 10% of the net annual profits of Atlas Engineering. The initial term of the employment agreements is up to September 30, 2003.

No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations or additional influx of capital to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

V. PROPOSAL NUMBER ONE - 100-1 REVERSE SPLIT OF COMMON SHARES OF CAPITAL OF OUT-TAKES, INC.

On August 31, 1998, the Company entered into a Share Purchase Agreement (the "Acquisition Agreement") whereby the Company acquired (the "Acquisition") of all the issued and outstanding equity interests in Los Alamos Energy, LLC, a California limited liability company ("LAE"). The purchase price to be paid for the equity interests of LAE is Four Million Dollars ($4,000,000), which was paid by Promissory Notes (the "Notes") to the holders of LAE equity (the "Equity Holders") calling for interest of ten percent (10%) per annum.

The Acquisition Agreement provides that, in he event the Equity Holders shall desire to do so, they may convert their indebtedness to common stock of the Company representing in the aggregate ninety percent (90%) of the issued and outstanding shares of such common stock as of the date of such conversion. The Acquisition Agreement provides that it is a condition of the conversion that the Company effect a reverse stock split of one (1) share for every one hundred shares (100) shares issued and outstanding as of such date. LAE contemplates that a significant number of persons currently holding promissory notes and/or working interests in its electricity production (collectively, "Interest Holders") will exercise their rights to convert such interests into the equity of LAE, and subsequently to join in the conversion of the Notes into common stock of the Company. Presently, management of LAE anticipates that, prior to the conversion of the Notes and after giving effect to the contemplated reverse stock split the Company will issue approximately three million (3,000,000) additional shares of common stock, and that subsequent to completing the conversion, the Equity Holders will own, in the aggregate, approximately two million eight hundred eighty thousand (2,880,000) shares of the Company's common stock, representing ninety percent (90%) of the total amount of common stock estimated to be issued and outstanding as of the date such conversion rights are exercised.

The indebtedness represented by the Notes is secured by (a) a Security Agreement, granting a first lien and security interest upon all of the assets of the Company; and (b) a pledge of the common stock of the Company held by Photo Corporation Group Pty Limited, an Australian corporation, which is the controlling stockholder of the Company. The stock pledge grants the Holders specific rights under certain circumstances, including the right to receive distributions made by the Company in respect of its common stock and the right to vote the pledged shares, for so long as the Notes are in force.

For tax planning purposes, LAE has heretofore on March 21, 2000 formed Merger Solutions, Inc., ("MSL"), and effective as of October 2, 2000 LAE and MSL have merged, to the effect that LAE, as the survivor entity has effectively been reconstituted as a "C" corporation, and 100% membership interests have effectively been exchanged for 100% of the issued and outstanding shares of MSL, on a tax exempt basis.

The Holders of the Notes now have elected to convert the Notes to common stock. Before this can be done, Out-Takes must first effectuate a 1-100 reverse split of all of its common stock. This means that for every one hundred shares a shareholder owns in Out-Takes stock, these 100 shares would be converted to 1 share.

If the reverse split is approved by the shareholders, management intends to issue approximately three million (3,000,000) common shares of Out Takes stock after the effective date of the reverse split, in order to discharge the four million ($4,000,000) in Notes held by LAE, and the Company will also issue such additional shares as may be calculated to discharge the interest which has been accrued on the Note at 10% per annum, and estimated to be approximately $1,200,000.

VI. PROPOSAL NUMBER TWO - TO INCREASE THE NUMBER OF AUTHORIZED COMMON CAPITAL STOCK OF THE COMPANY TO FIFTY MILLION (50,000,000).

The effect of the one for hundred (1 for 100) reverse split as discussed in Proposal Number One above, will result in the twenty million eight hundred and seventy seven thousand (20,877,000) shares currently issued and outstanding to be reduced to two hundred and eight thousand seven hundred and seventy (208,770) shares, and the reduction of the Company"s authorized shares of fifty million (50,000,000) to be reduced to five hundred thousand (500,000) shares.

In order for the Company to issue the shares as contemplated in Proposal Number One, and in order for the Company to issue shares in future, it is necessary for the Company increase its post-reverse split authorized common capital shares from five hundred thousand to fifty million (50,000,000) shares.

VI. PROPOSAL NUMBER THREE " TO CHANGE THE NAME OF THE COMPANY TO ATLAS ENERGY & POWER, INC.

Proposal Number Two calls for shareholders to approve the amendment of the Company articles of incorporation to change the corporation"s name to Atlas Energy & Power ("AE&P"), to better reflect the nature of the Company"s business.

VI. PROPOSAL NUMBER FOUR - ELECTION OF 5 DIRECTORS.

At the Annual Meeting, shareholders will be asked to consider and vote on the re-election of James C. Harvey, and the election of Anthony J. Williams, Eugene
F. Bower, and Kenneth L. Kinlaw ("nominees") to the Board of Directors. At each Annual Meeting of Shareholders, directors will be elected to serve for a one-year term terminating at the 2002 meeting of shareholders, and until their successors have been duly-elected and qualified.

Unless authority is withheld, the proxy solicited hereby will be voted for the election the nominees as directors for a term of one year. If, prior to the meeting, it should become known that any of the Nominees will be unwilling or unable to serve as directors after the meeting by reason of death, incapacity, or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors, or alternatively, not voted for any Nominee. The Board of Directors has no reason be believe that any of the Nominees will be unable to serve as directors of the Company. The election of the aforementioned nominees require the affirmative vote of a majority of the shares present at the 2001 Annual Meeting, represented either in person or by proxy.

Biographical Information about the Nominees is set forth above.

COMPENSATION OF OUTSIDE DIRECTORS

There are no independent, or "outside" directors of the Company. Independent or "outside" directors do not receive cash compensation for attending meetings of the Board of Directors. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings and on any business related to the Company.

There are no family relationships among any of the Company's existing directors. During the last fiscal year, the Board of Directors held four meetings. Mr. Harvey, the sole director and director nominee attended all of the meetings held during the periods for which he has been a director. or served on a committee or committees of the Board and of committees of which he ass a member.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

The Company is not aware of any material legal proceedings involving any director, director nominee, promoter or control person including criminal convictions, pending or concluded administratively or civil proceedings limiting one"s participation in the securities or banking industries.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company"s officers and directors, and persons who own more than ten percent of a registered class of the Company"s equity securities, to file reports of ownership and change in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copes of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 31, 2001, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND TRANSACTIONS WITH MANAGEMENT, DIRECTORS, AND AFFILIATES

The Company rents offices of its President and sole Director, James C. Harvey on a month-to-month basis at a monthly rental of $850 per month. The Company"s acquisition agreement to acquire Los Alamos Energy gives Mr. Harvey and other members of LAE the right to convert the debt the Company owes under the acquisition agreement to common stock of the Company, which means that, if the members of LAE decided to convert the debt owed them to common stock, they would become the owners of 90% of the outstanding common stock of the Company.

There have been no other transactions since the beginning of the fiscal year, or any current transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any of the officers, or directors, or holders of over 5% of the

Company"s stock have or will have any direct or indirect material interest. The Company does not currently have any policy toward entering into any future transactions with related parties.

I. PROPOSAL NUMBER ONE CALLS FOR THE APPROVAL OF A 1 FOR 100 REVERSE SPLIT OF THE COMMON CAPITAL STOCK OF OUT-TAKES. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE.

II. PROPOSAL NUMBER TWO CALLS FOR APPROVAL OF AUTHORIZED COMMON CAPITAL STOCK OF FIFTY MILLION (50,000,000) SHARES. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER TWO.
III. PROPOSAL NUMBER THREE CALLS FOR THE SHAREHOLDERS TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER THREE.

IV. PROPOSAL NUMBER FOUR CALLS FOR THE RE-ELECTION OF JAMES C. HARVEY AND THE ELECTION OF ANTHONY J. WILLIAMS, EUGENE F. BOWER, KENNETH L. KINLAW, A.N.OTHER AND A.N.OTHER TO THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER FOUR.
VII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the 2001 Annual Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

VIII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2001 Annual Meeting of shareholders must be received by the Company by November __, 2001, to be included in the Company's Proxy Statement, and related proxy solicitation materials, for the Company's Annual Meeting of Shareholders for the year ended March 31, 2001.

ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

A copy of the Company"s Annual Report for the year ended March 31, 2000, on Form 10-KSB accompanies this notice of Meeting and Proxy Statement.

The Company will furnish without charge, to each person whose proxy is being solicited, and to any shareholder of the Company upon written request of any such person, a copy of the Company"s Annual Report on Form 10-KSB for the year ended March 31, 2001, as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules thereto. The Company will also furnish to any such person any exhibit included in the list accompanying the Form 10-KSB upon payment, in advance, of reasonable fees related to the Company"s furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. James C. Harvey, Chief Executive Officer, at the Company's principal executive office.

BY ORDER OF THE BOARD OF DIRECTORS
James C. Harvey
----------------------------------------
James C. Harvey, Chief Executive Officer
Dallas, Texas
October __, 2001


PROXY

The undersigned shareholder of Out-Takes, Inc. (The "Company") hereby appoints James C. Harvey, as proxy holder of the undersigned to attend the Annual general meeting of the Company to be held on ______________________ and any adjournment thereof with authority to act and vote at the meeting for and on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned in respect of the matters indicated below as follows:

PROPOSAL ONE: TO EFFECT ON FOR 100 REVERSE SPLIT

_______   FOR THE SPLIT RECOMMENDED BY THE BOARD OF DIRECTORS

_______   AGAINST THE SPLIT RECOMMENDED BY THE BOARD OF DIRECTORS

_______   ABSTAIN

PROPOSAL TWO: TO INCREASE THE AUTHORIZED COMMON CAPITAL STOCK

_______   FOR THE INCREASE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   AGAINST THE INCREASE RECOMMENDED BY THE BOARD OF DIRECTORS

_______ ABSTAIN


PROPOSAL THREE: TO CHANGE THE NAME OF THE CORPORATION

_______   FOR THE CHANGE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   AGAINST THE CHANGE RECOMMENDED BY THE BOARD OF DIRECTORS

_______   ABSTAIN


PROPOSAL FOUR: TO ELECT AS DIRECTOR:

JAMES C. HARVEY, ANTHONY J. WILLIAMS, EUGENE F. BOWER, KENNETH L. KINLAW, A.N.OTHER, A.N.OTHER

_______  FOR ALL NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS

_______  AGAINST THE RECOMMENDED DIRECTORS

_______  ABSTAIN

PLEASE SIGN AND DATE BELOW

INSTRUCTION: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If a corporation, please sign in full corporate name by the duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE TODAY. THIS REPLACES AND REVOKES ANY OTHER PROXIES YOU MAY HAVE BEEN PRESENTED. NO POSTAGE IS REQUIRED.

Executed this ____day of _________, 2001.

________________________
________________________
Name of Shareholder
Signature of Shareholder
________________________
________________________
Address (if different from above)
Signature of Shareholder

________________________
________________________
Share Certificate No.
Number of Shares voted